UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2014 (June 19, 2014)

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 E. Franklin St.

Richmond, VA 23219

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 887-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 19, 2014, Media General Operations, Inc. (“Media General Operations”), a wholly owned subsidiary of Media General, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Sinclair Television Group, Inc. (“Sinclair”), a wholly owned subsidiary of Sinclair Broadcast Group, Inc. Under the terms of the Purchase Agreement, Media General Operations has agreed to purchase the assets of WHTM-TV, a television station located in Harrisburg, Pennsylvania that is currently owned by Allbritton Communications (“Allbritton”), from Sinclair for approximately $83.4 million in cash. The completion of the transaction under the Purchase Agreement is subject to customary closing conditions for transactions of this type, including regulatory approvals, and is also subject to the closing of Sinclair’s separate transaction with Allbritton.

Item 8.01.	Other Events.

On June 23, 2014, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Media General, Inc. dated June 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2014

MEDIA GENERAL, INC.

By:	/s/ James F. Woodward
Name: James F. Woodward Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Media General, Inc. dated June 23, 2014